                          TERMINATION AND RELEASE OF
                          PROXY AND VOTING AGREEMENT

  This TERMINATION AND RELEASE OF PROXY AND VOTING AGREEMENT (the "Termination"), dated as of April 13, 1998, by and among Apollo Management, L.P., a Delaware limited partnership ("Apollo Management" and together with its affiliates and managed investment funds, "Apollo") and the stockholders listed on the signature pages attached hereto (together with each other Person (defined below) who is or becomes a party to the Proxy and Voting Agreement (defined below) in accordance with the terms hereof, the "Stockholders").


                              W I T N E S S E T H:

  WHEREAS, the parties hereto are parties to that certain Stockholders Agreement, dated as of November 4, 1997 (the "Stockholders Agreement"), pursuant to which the parties provided for certain rights and obligations in respect of the Shares (defined in the Stockholders Agreement);

  WHEREAS, in addition to the Stockholders Agreement, the Stockholders provided for certain voting rights and obligations in respect to Shares pursuant to that certain Proxy and Voting Agreement, dated as of November 4, 1997, by and among Apollo Management and the Other Stockholders (defined in the Stockholders Agreement);

  WHEREAS, as an inducement to Mariner Health Group, Inc. ("Mariner") to enter into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Mariner and Paragon Acquisition Sub, Inc., a wholly owned subsidiary of the Company ("Sub"), Mariner requested, and Apollo Management, Keith B. Pitts ("Pitts") and the other parties hereto have agreed to enter into this Termination to become effective as of the effective time (the "Effective Time") of the merger of Sub with and into Mariner; and

 NOW THEREFORE, the parties hereto agree as follows:

  1.  Representation and Warranties.  Each party hereto hereby represents and
      -----------------------------
warrants to the other party as follows:

          (a) Authority Relative to this Termination.  Each party hereto has the
              --------------------------------------
requisite power and authority to execute and deliver this Termination and to consummate the transactions contemplated hereby. The execution and delivery of this Termination and the consummation of the transactions contemplated hereby have been duly and validly authorized by such party and no other proceedings on the part of such party are necessary to authorize this Termination or to consummate the transactions so contemplated. This Termination has been duly and validly executed and delivered by such party, and assuming that this Termination has been duly and validly authorized, executed and delivered by the other parties hereto, this Termination constitutes a valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (whether considered in a proceeding in equity or at law).

          (b) No Conflicts.  Neither the execution and delivery of this
              ------------
Termination nor the consummation of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which such party is a party or by which such party is bound. Other than the Proxy and Voting Agreement and with respect to Apollo, that certain Parent Voting Agreement, dated as of the date hereof, by and between Apollo and Mariner, there are no other agreements or understandings with respect to the voting of the Shares.

  2.  Pitts' Rights and Obligations.  As of the Effective Time, Pitts will no
      -----------------------------
longer be a Stockholder under the Proxy and Voting Agreement and from and after the Effective Time Pitts' rights and obligations under the Proxy and Voting Agreement (including, without limitation, the irrevocable proxy granted by Pitts to Apollo Management) shall be deemed to be terminated and of no further effect with respect to Pitts and any shares of Common Stock he beneficially owns.

  3.  Force and Effect.  Except as to the termination of Pitts' rights and
      ----------------
obligations under the Proxy and Voting

Agreement, this Termination shall have no effect on the Proxy and Voting Agreement and the Proxy and Voting Agreement shall remain in full force and effect after giving effect to this Termination.

  4.  Termination.  This Termination will expire without becoming effective and
      -----------
will be of no force and effect upon the termination of the Merger Agreement.

  5.  Third Party Beneficiary.  The parties to this Termination hereby
      -----------------------
acknowledge and agree that the termination of Pitts' rights and obligations pursuant to this Termination is intended to be for the benefit of Mariner and its stockholders and may be enforced by Mariner stockholders who on the record date for the meeting at which the Merger Agreement is submitted to Mariner stockholders for approval, are the record holders of not less than 40% of the then outstanding shares of Mariner common stock.

  6.  Governing Law. This Termination shall be governed in all respects,
      -------------
including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

  7.  Counterparts.  This Termination may be executed in two or more
      ------------
counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

  8.  Descriptive Headings.  The headings herein are inserted for convenience of
      --------------------
reference only and are not intended to be a part of or to affect the meaning or interpretation of this Termination.

  9.  Further Assurances.  The parties hereto will execute and deliver all such
      ------------------
further documents and instruments and take all such further actions as may be necessary in order to consummate the transactions contemplated hereby.

  IN WITNESS WHEREOF, the parties hereto have executed this Termination as of the date first above written.


                        APOLLO MANAGEMENT, L.P.,
                          on behalf of one or more managed
                          investment funds

                        By:  AIF III Management, Inc.
                             Its General Partner



                        By:
                             Name:
                            Title:




                        Keith B. Pitts


                        CHASE EQUITY ASSOCIATES, L.P.

                        By:  Chase Capital Partners
                             Its General Partner



                        By:
                           Partner

                        HEALTHCARE EQUITY PARTNERS, L.P.

                        By:  Beecken, Petty & Company, L.L.C.
                             Its General Partner


                        By:
                           Managing Director



                        HEALTHCARE EQUITY QP PARTNERS, L.P.

                        By:  Beecken, Petty & Company, L.L.C.
                             Its General Partner


                        By:
                           Managing Director

                        KEY CAPITAL CORPORATION



                        By:
                             Name:
                            Title:


                        KEY EQUITY PARTNERS 97



                        By:
                             Name:
                            Title:    General Partner

                        DRAX HOLDINGS L.P.

                        By:  Inman Corporation
                             Its General Partner



                        By:
                             Name:
                            Title:

                        WALNUT GROWTH PARTNERS LIMITED
                        PARTNERSHIP

                        By:  Walnut GP, L.L.C.
                             Its General Partner



                        By:
                           Managing Director